Filed Pursuant to Rule 424(b)(5)
Registration No. 333-205704

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement is not an offer to sell these securities, and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated August 24, 2016

Preliminary Prospectus Supplement

(To prospectus dated July 27, 2015)

                 Shares of Series B Convertible Preferred Stock

Shares of Common Stock Underlying the Series B Convertible Preferred Stock

Warrants to Purchase                  Shares of Common Stock

Shares of Common Stock Underlying the Warrants

We are offering up to                 shares of our Series B Convertible Preferred Stock (the “Preferred Stock”) and warrants (“Warrants”) to purchase up to                 shares of our common stock, par value $0.001 per share (the “Common Stock”), and the shares of Common Stock issuable from time to time upon conversion of the Preferred Stock, payment of dividends accrued on the Preferred Stock in shares of Common Stock upon conversion of the Preferred Stock and the shares of Common Stock upon exercise of the Warrants. Each share of Preferred Stock we sell in this offering will be accompanied by a Warrant to purchase                 shares of Common Stock at an exercise price of $         per share of Common Stock. Each share of Preferred Stock and accompanying Warrant is being offered at a price of $            . The shares of Preferred Stock and Warrants will be issued separately but can only be purchased together in this offering. Each Warrant will be immediately exercisable and will expire on the five year anniversary of the date of issuance.

Our Common Stock is traded on the NYSE MKT LLC (the “NYSE MKT”) under the symbol “PVCT.” There is no established public trading market for the Preferred Stock or the Warrants, and we do not expect a market to develop for the Preferred Stock or the Warrants. We do not intend to apply for listing of the Preferred Stock or Warrants on any securities exchange, and we do not expect that the Preferred Stock or the Warrants will be quoted on the NYSE MKT. On August 22, 2016, the last reported sale price of our Common Stock was $0.24 per share.

We are selling the securities offered hereby directly to investors. We have retained Maxim Group LLC to act as placement agent in connection with this offering and to use its “best efforts” to solicit offers to purchase the Preferred Stock and the Warrants. We have agreed to pay the placement agent a cash fee equal to 8.0% of the gross proceeds of the offering. There are no minimum purchase requirements. We may not sell the entire amount of the securities being offered pursuant to this prospectus supplement. The placement agent is not purchasing or selling any securities pursuant to this offering, nor are we requiring any minimum purchase or sale of any specific number of securities. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual public offering amount, placement agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth below. See “Plan of Distribution” beginning on page S-19 of this prospectus supplement for more information regarding these arrangements.

Investing in our Preferred Stock and Warrants (and the Common Stock underlying such securities) involves a high degree of risk. Before making an investment decision, please read the information under the heading “Risk Factors” beginning on page S-7 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share(1)	Total
Public offering price	$	$
Placement agent fees(2)	$	$
Proceeds, before expenses, to us	$	$

(1)	Per share price represents the offering price for one share of Preferred Stock and a Warrant to purchase shares of Common Stock. The price of a share of Preferred Stock and accompanying Warrant is times $ , the conversion price per share of the Preferred Stock.
(2)	In addition to the placement agent fees, we have agreed to pay up to $100,000 of the out-of-pocket fees and expenses of the placement agent in connection with this offering, which includes the fees and expenses of the placement agent’s counsel. See “Plan of Distribution” for more information.

Because there is no minimum offering amount required as a condition to closing this offering, we may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to pursue the business goals outlined in this prospectus supplement. In addition, because there is no escrow account and no minimum offering amount in this offering, investors could be in a position where they have invested in our company, but we are unable to fulfill our objectives due to a lack of interest in this offering. Also, any proceeds from the sale of securities offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. See “Risk Factors” for more information.

We estimate the expenses of this offering, excluding placement agent fees, commissions and expenses of the placement agent, will be approximately $120,000.

Affiliates and associated persons of Maxim Group LLC may invest in this offering on the same terms and conditions as the public investors participating in this offering.

The placement agent expects to deliver the shares of Preferred Stock and Warrants against payment in New York, New York on or about                 , 2016.

Placement Agent

Maxim Group LLC

The date of this prospectus supplement is                 , 2016.

PROSPECTUS SUPPLEMENT

PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus, dated July 27, 2015, are part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. This prospectus supplement and the accompanying prospectus relate to the offer by us of shares of our Preferred Stock and Warrants to certain investors. This document contains two parts. The first part consists of this prospectus supplement, which provides you with specific information about this offering. The second part, the accompanying prospectus, dated July 27, 2015, provides more general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement and the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates. You should read this prospectus supplement, the accompanying prospectus, the documents and information incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering when making your investment decision. You should also read and consider the information in the documents we have referred you to under the headings “Where You Can Find More Information” and “Information Incorporated by Reference.”

You should rely only on information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not, and Maxim Group LLC, or Maxim, has not, authorized anyone to provide you with information that is different. We are offering to sell and seeking offers to buy shares of our Preferred Stock and Warrants only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement, the accompanying prospectus, the documents and information incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering are accurate only as of their respective dates, regardless of the time of delivery of this prospectus supplement or of any sale of our Preferred Stock and Warrants.

In this prospectus supplement, unless the context otherwise indicates, the terms “Provectus,” the “Company,” “we,” “our” and “us” or similar terms refer to Provectus Biopharmaceuticals, Inc., including our subsidiaries.

All references in this prospectus supplement to our financial statements include, unless the context indicates otherwise, the related notes.

i

PROSPECTUS SUPPLEMENT SUMMARY

The items in the following summary are described in more detail later in this prospectus supplement and in the accompanying prospectus. This summary provides an overview of selected information and does not contain all the information you should consider before investing in our Preferred Stock and Warrants. Therefore, you should read the entire prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering carefully, including the “Risk Factors” section and other documents or information included or incorporated by reference in this prospectus supplement and the accompanying prospectus before making any investment decision.

Provectus Biopharmaceuticals, Inc.

Overview

We are a development-stage biopharmaceutical company that is primarily engaged in developing ethical pharmaceuticals for oncology and dermatology indications. Our goal is to develop alternative treatments that are safer, more effective, less invasive and more economical than conventional therapies. We develop and intend to license or market and sell our two prescription drug candidates, PV-10 and PH-10. We also hold patents and other intellectual property which we believe may be used in over-the-counter products, which we refer to as OTC products, and various other non-core technologies. We have transferred all our intellectual property related to OTC products and non-core technologies to our subsidiaries and have designated such subsidiaries as non-core to our primary business of developing our oncology and dermatology prescription drug candidates.

Prescription Drugs

We focus on developing our prescription drug candidates PV-10 and PH-10. We are developing PV-10 for treatment of several life threatening cancers including metastatic melanoma, liver cancer, and breast cancer. We are developing PH-10 to provide minimally invasive treatment of chronic severe skin afflictions such as psoriasis and atopic dermatitis, a type of eczema. We believe that our prescription drug candidates will be safer and more specific than currently existing products. All of our prescription drug candidates are in either the pre-clinical or clinical trial stage.

The table below sets forth our two prescription drug candidates and our progress in developing those candidates for the indications shown:

PV-10 Melanoma*	• Phase 3 study in progress: Opened recruitment in April 2015 • Phase 1 and 2 studies completed, full reports submitted • Orphan drug status obtained in January 2007

PV-10 + Pembrolizumab	• Phase 1b/2 study initiated September 2015

PV-10 Melanoma (Method of Action)	• Phase 1 study to detect immune cell infiltration into melanomas treated with PV-10 has now finished recruiting • Data will be published

PV-10 Cancers of the Liver	• Orphan drug status obtained in April 2011 • Phase 1 patient accrual and treatment completed

• Phase 1 protocol expansion (Sep 2012 into 2016) • Data communicated in 2015 • Phase 1b/2 being planned for West and East SOC

PV-10 Breast Cancer	• Phase 1 study completed • Further clinical development is being planned

PH-10 Psoriasis	• Phase 2c randomized study completed and full report submitted to FDA • Toxicity study R&D for advanced studies 2012 to 2016

PH-10 Psoriasis (Mechanism of Action)	• Phase 2 mechanism of action study initiated in January 2015 by leading research facility • Phase 2 study recruitment began in Q1 2015 • Phase 2 study recruitment completed in Q3 2015

PH-10 Atopic Dermatitis	• Phase 2 study completed and full report submitted to FDA • Toxicity study R&D for advanced studies 2012 to 2016

*	In addition to clinical trials, patients enrolled in the Compassionate Use Program for PV-10 are also receiving PV-10 treatments.

Corporate Information

On April 23, 2002, Provectus Pharmaceutical, Inc., a Nevada corporation and a merger “blank check” public company, acquired Provectus Pharmaceuticals, Inc., a privately-held Tennessee corporation (“PPI”), by issuing 6,680,000 shares of common stock of Provectus Pharmaceutical to the stockholders of PPI in exchange for all of the issued and outstanding shares of PPI, as a result of which Provectus Pharmaceutical changed its name to Provectus Pharmaceuticals, Inc. and PPI became a wholly-owned subsidiary of us. On December 16, 2013, Provectus Pharmaceuticals, Inc. was reincorporated in Delaware and changed its name to Provectus Biopharmaceuticals, Inc. Our principal executive offices are located at 7327 Oak Ridge Highway, Knoxville, TN 37931, and our telephone number is 1-866-597-5999. Our website address is www.provectusbio.com. The information on, or accessible through, our website is not part of, and is not incorporated into, this prospectus supplement or the accompanying prospectus and should not be considered part of this prospectus supplement or the accompanying prospectus.

Recent Developments

As disclosed in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, from time to time, we receive subpoenas and/or requests for information from governmental agencies with respect to our business. As we have previously disclosed, the Company received a subpoena from the staff of the Securities and Exchange Commission related to the travel expense advancements and reimbursements received by H. Craig Dees, our former Chairman and Chief Executive Officer. At this time, the staff’s investigation into this matter remains ongoing. The Company is continuing to cooperate with the staff but cannot predict with any certainty what the outcome of the foregoing may be.

THE OFFERING

Securities Offered in This Offering	Up to shares of our Preferred Stock, par value $0.001 per share ( shares of Common Stock issuable upon conversion of the Preferred Stock and payment of all dividends accrued on the Preferred Stock in an aggregate of shares of Common Stock upon conversion of the Preferred Stock).

A Warrant to purchase shares of Common Stock will be issued for every one share of Preferred Stock sold in this offering ( shares of our Common Stock issuable upon exercise of the Warrants).

Conversion	Our Preferred Stock is convertible into shares of our Common Stock at a conversion price equal to $ per share, subject to adjustment as provided in the certificate of designation, at any time at the option of the holder prior to the fifth anniversary of the date of issuance, at which time all shares of outstanding Preferred Stock shall automatically and without any further action by the holder be converted into shares of our Common Stock at the then effective conversion price, provided that the holder will be prohibited from converting Preferred Stock into shares of our Common Stock if, as a result of such conversion, the holder, together with its affiliates, would own more than 4.99% of the total number of shares of our Common Stock then issued and outstanding. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days after such notice to us.

The Preferred Stock is subject to full ratchet anti-dilution price protection upon the issuance of equity or equity-linked securities within 60 trading days of the date of issuance of the Preferred Stock at an effective Common Stock purchase price of less than the conversion price then in effect, subject to certain exceptions as provided in the certificate of designation. In addition, if the conversion price in effect on the 60th trading day following the date of issuance of the Preferred Stock exceeds eighty-five percent (85%) of the average of the forty-five (45) lowest volume weighted average trading prices of the Common Stock during the period commencing on the date of issuance of the Preferred Stock and ending on the 60th trading day following the date of issuance of the Preferred Stock (as adjusted for stock splits, stock dividends, recapitalizations, reorganizations, reclassification, combinations, reverse stock splits or other similar events during such period) (the “Adjusted Conversion Price”), then the conversion price shall be reset to the Adjusted Conversion Price and shall be further subject to adjustment as provided in the certificate of designation. In either case, if a holder of Preferred Stock converts its shares of Preferred Stock prior to any such price reset event, then such holder will receive shares of Common Stock equal to the difference between the conversion price and the Adjusted Conversion Price; provided, however, that only the initial purchaser of Preferred Stock and Warrants in this offering will receive the benefit of such price protection and such issuance of shares of Common Stock upon a price reset event.

Liquidation Preference	In the event of our liquidation, dissolution, or winding up, holders of our Preferred Stock will be entitled to receive the amount of cash, securities or other property to which such holder would be entitled to receive with respect to such shares of Preferred Stock if such shares had been converted to Common Stock immediately prior to such event (without giving effect for such purposes to any beneficial ownership limitation), subject to the preferential rights of holders of any class or series of our capital stock specifically ranking by its terms senior to the Preferred Stock as to distributions of assets upon such event, whether voluntarily or involuntarily.

Voting Rights	The holders of the Preferred Stock have no voting rights, except as required by law. Any amendment to our certificate of incorporation, bylaws or certificate of designation that adversely affects the powers, preferences and rights of the Preferred Stock requires the approval of the holders of a majority of the shares of Preferred Stock then outstanding.

Dividends	The holders of Preferred Stock will be entitled to receive cumulative dividends at the rate per share of 8% per annum of the stated value per share, until the fifth anniversary of the date of issuance of the Preferred Stock. The dividends become payable, at our option, in either cash, out of any funds legally available for such purpose, or in shares of common stock, (i) upon any conversion of the Preferred Stock, (ii) on each such other date as our board of directors may determine, subject to written consent of the holders of Preferred Stock holding a majority of the then issued and outstanding Preferred Stock, (iii) upon our liquidation, dissolution or winding up, and (iv) upon occurrence of a fundamental transaction, which includes any merger or consolidation, sale of all or substantially all of our assets, exchange or conversion of all of our common stock by tender offer, exchange offer or reclassification; provided, however, that if Preferred Stock is converted into shares of Common Stock at any time prior to the fifth anniversary of the date of issuance of the Preferred Stock, the holder will receive a make-whole payment in an amount equal to all of the dividends that, but for the early conversion, would have otherwise accrued on the applicable shares of Preferred Stock being converted for the period commencing on the conversion date and ending on the fifth anniversary of the date of issuance, less the amount of all prior dividends paid on such converted Preferred Stock before the date of conversion. Make-whole payments are payable at our option in either cash, out of funds legally available for such purpose, or in shares of Common Stock.

With respect to any dividend payments and make-whole payments paid in shares of Common Stock, the number of shares of Common Stock to be issued to a holder of Preferred Stock will be an amount equal to the quotient of (i) the amount of the dividend payable to such holder divided by (ii) the conversion price then in effect.

Warrants We Are Offering	A Warrant to purchase shares of common stock will be issued for every one share of Preferred Stock sold in this offering ( shares of our Common Stock issuable upon exercise of the Warrants). Each Warrant will have an exercise price of $ per share, will be immediately exercisable upon issuance and will expire on , 2021. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock. In addition, if the exercise price in effect on the 60th trading day following the date of issuance of the Warrants exceeds 85% of the average of the 45 lowest volume weighted average trading prices of the Common Stock during the period commencing on the date of issuance of the Warrants and ending on the 60th trading day following the date of issuance of the Warrants (as adjusted for stock splits, stock dividends, recapitalizations, reorganizations, reclassification, combinations, reverse stock splits or other similar events during such period) (the “Adjusted Exercise Price”), then (i) the exercise price shall be reset to the Adjusted Exercise Price and shall be further subject to adjustment as provided in the Warrants and (ii) the number of shares of Common Stock issuable upon exercise of the Warrants shall be reset to equal the number of shares of Common Stock issuable upon conversion of Preferred Stock after giving effect to the Adjusted Conversion Price (and without giving effect to any prior conversions) and shall be further subject to adjustment as provided in the Warrants. If a holder of Warrants exercises its Warrants prior to such repricing, then such holder will receive shares of Common Stock equal to the difference between the exercise price and the Adjusted Exercise Price; provided, however, that only the initial purchaser of Preferred Stock and Warrants in this offering will receive the benefit of such price protection and such issuance of shares of Common Stock upon a price reset event. This prospectus supplement also relates to the offering of the shares of Common Stock issuable upon exercise of the Warrants.

Common Stock Outstanding Immediately Before This Offering	212,829,352
Common Stock To Be Outstanding After This Offering	shares (assuming conversion of shares of Preferred Stock into shares of Common Stock and payment of all dividends accrued on the Preferred Stock in an aggregate of shares of Common Stock upon conversion of the Preferred Stock at the conversion price of $ per share and the stated value of $ and no exercise of any of the Warrants offered hereby).

Use Of Proceeds	We estimate that our net proceeds from this offering will be approximately $ , after deducting estimated placement agent fees and other estimated offering expenses payable by us (assuming no exercise of any Warrants offered hereby). We intend to use the net proceeds from this offering for clinical development, working capital and general corporate purposes. See “Use of Proceeds” on page S-12.

Risk Factors	You should read the “Risk Factors” section of this prospectus supplement and in the “Risk Factors” section of the documents incorporated by reference in this prospectus supplement for a discussion of factors to consider before deciding to purchase shares of our Preferred Stock and Warrants.

NYSE MKT Symbol	Our Common Stock currently trades on the NYSE MKT under the symbol “PVCT.” There is no established public trading market for the Preferred Stock or the Warrants, and we do not expect a market to develop for the Preferred Stock or the Warrants. We do not intend to apply for listing of the Preferred Stock or Warrants on any securities exchange.

The number of shares of Common Stock shown above to be outstanding after this offering is based on 212,829,352 shares of Common Stock outstanding as of August 22, 2016, and excludes:

•	77,874,685 shares of Common Stock issuable upon the exercise of warrants outstanding as of August 22, 2016, at a weighted average exercise price of $1.00 per share; and

•	6,800,000 shares of Common Stock issuable upon the exercise of options outstanding as of August 22, 2016, at a weighted average exercise price of $0.92 per share.

Unless otherwise stated, all information contained in this prospectus supplement assumes no exercise of the Warrants issued in this offering.

RISK FACTORS

You should consider carefully the risks described below and discussed under the section captioned “Risk Factors” contained in our annual report on Form 10-K for the year ended December 31, 2015 and in our subsequent quarterly reports on Form 10-Q and annual reports on Form 10-K, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, each of which is incorporated by reference in this prospectus supplement and the accompanying prospectus in their entirety, together with other information in this prospectus supplement, the accompanying prospectus and the information and documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering before you make a decision to invest in our securities. If any of the following events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our Common Stock to decline and you may lose all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business operations.

Risks Relating to this Offering

If you purchase the Preferred Stock sold in this offering and assuming its conversion into shares of our Common Stock, you will experience immediate and substantial dilution.

Since the price per share of our Preferred Stock being offered in this offering exceeds the net tangible book value per share of our Common Stock outstanding prior to this offering, you will suffer immediate and substantial dilution with respect to the net tangible book value of the Preferred Stock you purchase in this offering, assuming conversion of the Preferred Stock into shares of our common stock. After giving effect to the sale by us all                 shares of Preferred Stock covered by this prospectus supplement, based on a public offering price of $         per share of Preferred Stock and accompanying Warrant (which is equal to $         per share on an as-converted-to-Common Stock basis) and deducting estimated placement agent fees and other estimated offering expenses payable by us and assuming conversion of the Preferred Stock into shares of our Common Stock and payment of all dividends accrued on the Preferred Stock in shares of Common Stock upon conversion of the Preferred Stock at the conversion price of $         per share and the stated value per share of $            , you will experience immediate dilution of $         per share of Common Stock, representing the difference between our as adjusted net tangible book value per share of Common Stock as of June 30, 2016 and the public offering price. For the purpose of this calculation, the entire purchase price for the shares of Preferred Stock and accompanying Warrants is being allocated to the shares of Preferred Stock, and shares issuable upon exercise of the Warrants have not been included. If the holders of outstanding options or warrants exercise those options or warrants at prices below the public offering price, you will incur further dilution. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you participate in this offering.

Purchasers in this offering may experience additional dilution in the book value of their investment in the future.

We are not restricted from issuing additional securities in the future, including shares of Common Stock and securities that are convertible into or exchangeable for Common Stock or substantially similar securities. The issuance of these securities may cause further dilution to our stockholders. In order to raise additional capital, we may in the future offer such additional securities at prices that may not be the same as the price per share in this offering. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders, including investors who purchase securities in this offering. The price per share at which we sell additional shares of our Common Stock or securities convertible into or exercisable for Common Stock in future transactions may be higher or lower than the price per share in this offering.

Because our offering will be conducted on a best efforts basis, there can be no assurance that we can raise the money we need.

The placement agent is offering the securities on a “best efforts” basis with no minimum, and the placement agent is under no obligation to purchase any securities for its own account. The placement agent is not required to sell any specific number or dollar amount of securities in this offering but will use its best efforts to sell the securities offered in this prospectus supplement. As a “best efforts” offering, there can be no assurance that the offering contemplated hereby will ultimately be consummated. If the offering is not consummated or we receive less than the maximum proceeds, our business plans, including the completion of our phase 3 clinical trial of PV-10 treat locally advanced cutaneous melanoma, and prospects could be materially adversely affected.

Because there is no minimum required for the offering to close, investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to pursue the business goals outlined in this prospectus supplement.

We have not specified a minimum offering amount nor have or will we establish an escrow account in connection with this offering. Because there is no escrow account and no minimum offering amount, investors could be in a position where they have invested in our company, but we are unable to fulfill our objectives due to a lack of interest in this offering. Further, because there is no escrow account in operation and no minimum investment amount, any proceeds from the sale of securities offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. Investor funds will not be returned under any circumstances whether during or after the offering.

A continued low trading price could lead the NYSE MKT to take actions toward delisting our Common Stock, including suspending trading in our Common Stock.

Pursuant to Section 1003(f)(v) of the NYSE MKT Company Guide, the NYSE MKT could take action to delist our Common Stock in the event that our Common Stock trades at levels viewed as abnormally low for a substantial period of time. Our Common Stock has traded at prices less than $1.00 since November 2014. The closing price of our Common Stock on the NYSE MKT on August 22, 2016 was $0.24 per share, and the dilutive effect of this offering may result in our Common Stock trading below this price and lead NYSE MKT to suspend trading in our Common Stock.

Our management team may invest or spend the proceeds of this offering in ways with which you may not agree or in ways which may not yield a significant return.

Our management will have broad discretion over the use of proceeds from this offering. The net proceeds from this offering will be used for clinical development, working capital and general corporate purposes. Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not increase our operating results or enhance the value of our Common Stock.

The market price of our Common Stock has been highly volatile due to several factors that will continue to affect the price of our Common Stock.

Our Common Stock has traded as low as $0.18 per share and as high as $0.99 per share during the period beginning on January 1, 2015 and ending on August 22, 2016. We believe that our Common Stock is subject to wide price fluctuations because of several factors, including:

•	absence of meaningful earnings and ongoing need for external financing;

•	a relatively thin trading market for our Common Stock, which causes trades of small blocks of stock to have a significant impact on our stock price;

•	general volatility of the stock market and the market prices of other publicly-traded companies; and

•	investor sentiment regarding equity markets generally, including public perception of corporate ethics and governance and the accuracy and transparency of financial reporting.

Financings that may be available to us under current market conditions frequently involve sales at prices below the prices at which our Common Stock trades on the NYSE MKT, as well as the issuance of warrants or convertible equity or debt that require exercise or conversion prices that are calculated in the future at a discount to the then market price of our Common Stock.

Any agreement to sell, or convert debt or equity securities into, our Common Stock at a future date and at a price based on the then current market price will provide an incentive to the investor or third parties to sell our Common Stock short to decrease the price and increase the number of shares they may receive in a future purchase, whether directly from us or in the market.

There is no public market for the Preferred Stock or the Warrants being offered in this offering.

The Preferred Stock and the Warrants being issued in this offering are new issues of securities with no established trading market. The Preferred Stock and Warrants will not be listed on any securities exchange, and we do not expect the Preferred Stock or Warrants to be quoted on any quotation system. A trading market for the Preferred Stock and Warrants is not expected to develop, and even if a market develops for the Preferred Stock and Warrants, it may not provide meaningful liquidity. The absence of a trading market or liquidity for the Preferred Stock or the Warrants may adversely affect their value.

The certificate of designation for the Preferred Stock contains anti-dilution provisions that may result in the reduction of the conversion price for the Preferred Stock in the future. This feature may result in an indeterminate number of shares of Common Stock being issued upon conversion of the Preferred Stock.

The certificate of designation for the Preferred Stock contains anti-dilution provisions, which provisions require the lowering of the conversion price to the purchase price of future offerings. If, within 60 trading days following the date of issuance of the Preferred Stock, we issue Common Stock or securities convertible into or exercisable for shares of Common Stock for less than the conversion price of our Preferred Stock, we will be required to further reduce the relevant conversion price, which will result in a greater number of shares of Common Stock being issuable upon conversion, which in turn will have a greater dilutive effect on our stockholders. In addition, because there is no floor price on the conversion price, we cannot determine the total number of shares issuable upon conversion of the Preferred Stock. As such, it is possible that we will not have sufficient available shares of Common Stock to satisfy the conversion of the Preferred Stock if we enter into a future transaction that lowers the conversion price. If we do not have sufficient available shares of Common Stock for any Preferred Stock conversions, we will be required to increase our authorized shares, which will require stockholder approval and will be time consuming and expensive. The potential for such issuances may depress the price of our Common Stock. We may find it more difficult to raise additional equity capital while our Preferred Stock is outstanding.

The Preferred Stock provides for the payment of dividends in cash or in shares of our Common Stock, and we may not be permitted to pay such dividends in cash, which will require us to have shares of Common Stock available for issuance to pay the dividends.

Each share of Preferred Stock will be entitled to receive cumulative dividends at the rate per share of 8% per annum of the stated value per share, until the fifth anniversary of the date of issuance of the Preferred Stock. The dividends are payable, at our discretion, in cash, out of any funds legally available for such purpose, or in shares of our Common Stock calculated based on the conversion price, subject to adjustment as provided in the certificate of designation. The conversion price is subject to reduction if, within 60 trading days after the issuance of the Preferred Stock, we issue Common Stock or securities convertible into or exchangeable or exercisable for Common Stock for less than the conversion price of our Preferred Stock. As there is no floor price on the conversion price, we cannot determine the total number of shares of Common Stock issuable upon conversion or in connection with the dividend. As such, it is possible that we will not have sufficient available shares to pay the dividend in Common Stock, which would require the payment of the dividend in cash. We will not be permitted to pay the dividend in cash unless we are legally permitted to do so under Delaware law, which requires cash to be available from surplus or net profits, neither of which we currently have available. We do not expect to have cash available to pay the dividends on our Preferred Stock, and will be relying on having available shares of Common Stock to pay such dividends, which will result in dilution to our stockholders. If we do not have available such shares of Common Stock, we may not be able to satisfy our dividend obligations.

The Warrants contain a price reset provision that may result in the reduction of the exercise price for the Warrants in the future. This feature may result in an indeterminate number of shares of Common Stock being issued upon exercise of the Warrants.

The Warrants contain a price reset provision, which provision requires the lowering of the exercise price if the exercise price in effect on the 60th trading day following the date of issuance of the Warrants exceeds 85% of the average of the 45 lowest volume weighted average trading prices of the Common Stock during the period commencing on the date of issuance of the Warrants and ending on the 60th trading day following the date of issuance of the Warrants (as adjusted for stock splits, stock dividends, recapitalizations, reorganizations, reclassification, combinations, reverse stock splits or other similar events during such period) (the “Adjusted Exercise Price”). In addition, the number of shares of Common Stock issuable upon exercise of the Warrants shall be reset to equal the number of shares of Common Stock issuable upon conversion of Preferred Stock after giving effect to the Adjusted Conversion Price (and without giving effect to any prior conversions) and shall be further subject to adjustment as provided in the Warrants. If a holder of Warrants exercises its Warrants prior to such repricing, then such holder will receive shares of Common Stock equal to the difference between the exercise price and the Adjusted Exercise Price; provided, however, that only the initial purchaser of Preferred Stock and Warrants in this offering will receive the benefit of such price protection and such issuance of shares of Common Stock upon a price reset event. In addition, because there is no floor price on the exercise price, we cannot determine the total number of shares issuable upon exercise of the Warrants. As such, it is possible that we will not have sufficient available shares of Common Stock to satisfy the exercise of the Warrants if the exercise price exceeds the Adjusted Exercise Price. If we do not have sufficient available shares of Common Stock for any Warrant exercises, we will be required to increase our authorized shares, which will require stockholder approval and will be time consuming and expensive. The potential for such issuances may depress the price of our Common Stock. We may find it more difficult to raise additional equity capital while our Warrants are outstanding.

As a result of this offering, we may be in breach of certain registration rights obligations.

As of August 23, 2016, we have outstanding obligations to register approximately 700,000 warrants to purchase shares of our Common Stock and 900,000 shares of our Common Stock issuable upon the exercise of these outstanding warrants under the Securities Act, which were granted to certain of our consultants. We may be in breach of all of our obligations to register these securities as a result of this offering. There are no liquidated damages stipulated for our failure to register such securities; however, the holders of these securities may still elect to pursue remedies against us for our failure to meet these registration obligations and, as a result, our business operations, or our ability to raise additional capital in the future, may be adversely affected.

Holders of our Warrants will have no rights as a common stockholder until they acquire our Common Stock.

Until you acquire shares of our Common Stock upon exercise of your Warrants, you will have no rights with respect to our Common Stock. Upon exercise of your Warrants, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

Our outstanding Warrants may have an adverse effect on the market price of our Common Stock and make it more difficult to effect a business combination.

We will be issuing Warrants to purchase                 shares of Common Stock as part of this offering. To the extent we issue shares of Common Stock to effect a future business combination, the potential for the issuance of a substantial number of additional shares upon exercise of these Warrants could make us a less attractive acquisition vehicle in the eyes of a target business. Such securities, when exercised, will increase the number of issued and outstanding ordinary shares and reduce the value of the shares issued to complete the business combination. Accordingly, our Warrants may make it more difficult to effectuate a business combination or increase the cost of acquiring a target business. Additionally, the sale, or even the possibility of sale, of the shares of Common Stock underlying the Warrants could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent these Warrants are exercised, you may experience dilution to your holdings.

Future sales by our stockholders may adversely affect our stock price and our ability to raise funds in new stock offerings.

Sales of our Common Stock in the public market following any prospective offering could lower the market price of our Common Stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable.

It is our general policy to retain any earnings for use in our operation.

We have never declared or paid cash dividends on our Common Stock. We currently intend to retain all of our future earnings, if any, for use in our business and therefore do not anticipate paying any cash dividends on our Common Stock in the foreseeable future, although we intend to issue shares of Common Stock in satisfaction of the dividend payments due on the Preferred Stock being issued in this offering.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, and any free writing prospectus that we have authorized for use in connection with this offering contain forward-looking statements. Forward-looking statements relate to future events or our future financial performance. We generally identify forward-looking statements by terminology such as “may,” “will,” “would,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “assume,” “intend,” “potential,” “continue” or other similar words or the negative of these terms. These statements are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in “Risk Factors” and in our periodic filings with the SEC, incorporated by reference or included in this prospectus supplement or the accompanying prospectus. Accordingly, you should not place undue reliance upon these forward-looking statements. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur. Also, the timing of events and circumstances and actual results could differ materially from those projected in the forward-looking statements.

The forward-looking statements made or incorporated by reference in this prospectus relate only to events as of the date on which the statements are made. We have included important factors in the cautionary statements included in this prospectus and incorporated herein by reference, including under the caption entitled “Risk Factors” that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. Except as required by law, we do not assume any intent to update any forward-looking statements after the date on which the statement is made, whether as a result of new information, future events or circumstances or otherwise.

USE OF PROCEEDS

We expect to receive approximately $         million in net proceeds from this offering. “Net proceeds” is what we expect to receive after paying the expenses of this offering, including the placement agent fees and the expenses, as described in “Plan of Distribution” below, and other estimated offering expenses payable by us, which include legal, accounting and printing fees. If a Warrant holder elects to exercise the Warrants issued in this offering, we may also receive proceeds from the exercise of the Warrants. If all of these Warrants were to be exercised at the exercise price of $         per share, then we would receive net proceeds of approximately $        . We cannot predict when or if the Warrants will be exercised. It is possible that the Warrants may expire and may never be exercised.

We intend to use the net proceeds from this offering and the exercise of any Warrants for clinical development, working capital and general corporate purposes. We cannot estimate precisely the allocation of the net proceeds from this offering. The amounts and timing of the expenditures may vary significantly, depending on numerous factors. Some of these factors include the amount of cash used in our operations, progress of our clinical trials, and other development efforts, including immunology work for both our oncology and dermatology programs to determine the unique immuno-chemoablative and anti-inflammatory characteristics of our respective drug product candidates. Accordingly, our management will have broad discretion in the application of the net proceeds of this offering. Until we use the net proceeds of this offering, we intend to invest the funds in short-term, investment grade, interest-bearing securities and short-term U.S. Treasury bills.

DILUTION

If you invest in our Preferred Stock, your interest will be diluted to the extent of the difference between the price per share of Preferred Stock you pay in this offering and the as adjusted net tangible book value per share of our Common Stock immediately after this offering (assuming the conversion of all of the Preferred Stock into shares of Common Stock). For the purpose of such calculation, the entire purchase price for the shares of Preferred Stock and accompanying Warrants is being allocated to the shares of Preferred Stock, and the shares issuable upon exercise of the accompanying Warrants have not been included. Our net tangible book value as of June 30, 2016 was approximately $6,563,138, or approximately $0.03 per share of Common Stock. Net tangible book value per share is determined by dividing our net tangible book value, which consists of our total tangible assets less total liabilities, by the number of shares of our Common Stock outstanding on that date.

After giving effect to the sale of             shares of Preferred Stock and accompanying Warrants to purchase shares of our Common Stock in the aggregate amount of $         in this offering and deducting estimated placement agent fees and other estimated offering expenses payable by us, our net tangible book value as of June 30, 2016 would have been approximately $            , or approximately $         per share of Common Stock based on shares of Common Stock outstanding on a pro forma basis at that time (assuming conversion of             shares of Preferred Stock into             shares of Common Stock, payment of all dividends accrued on the Preferred Stock in an aggregate of             shares of Common Stock upon conversion of the Preferred Stock at the conversion price of $         per share and the stated value per share of $         and no exercise of any of the Warrants offered hereby). This represents an immediate increase in net tangible book value of $         per share to our existing stockholders and an immediate dilution of approximately $         per share to new investors participating in this offering (assuming conversion of all of the Preferred Stock into shares of Common Stock), as illustrated by the following table:

Public offering price per share of Common Stock	$
Net tangible book value per share as of June 30, 2016 before giving effect to this offering		$0.03
Increase in net tangible book value per share attributable to the offering	$
Pro forma net tangible book value per share as of June 30, 2016 after giving effect to this offering	$
Dilution in net tangible book value per share to new investors	$

This discussion of dilution, and the table set forth above, is based on 212,829,352 shares of our Common Stock issued and outstanding as of June 30, 2016 before giving effect to this offering and                 shares of Common Stock issued and outstanding as of June 30, 2016 after giving effect to this offering (assuming conversion of shares of Preferred Stock into                 shares of Common Stock, payment of all dividends accrued on the Preferred Stock in an aggregate of                 shares of Common Stock upon conversion of the Preferred Stock at the conversion price of $         per share and the stated value per share of $         and no exercise of any of the Warrants offered hereby). The foregoing discussion and table assume that none of the following securities have been exercised or converted for or into shares of our Common Stock as of June 30, 2016:

•	shares of our Common Stock issuable upon exercise of Warrants issued in this offering;

•	6,800,000 shares of our Common Stock issuable upon exercise of stock options outstanding as of June 30, 2016; and

•	77,874,685 shares of our Common Stock issuable upon exercise of warrants to purchase our Common Stock outstanding as of June 30, 2016.

RATIOS OF EARNINGS TO FIXED CHARGES AND RATIOS OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

Our ratio of earnings to combined fixed charges and preferred stock dividends for the six months ended June 30, 2016 and each of the fiscal years ended December 31, 2015, December 31, 2014, December 31, 2013, December 31, 2012 and December 31, 2011 are as follows:

	Six Months Ended June 30, 2016	December 31, 2015	December 31, 2014	December 31, 2013	December 31, 2012	December 31, 2011
Ratio of earnings to combined fixed charges and preferred stock dividends	(1)	(1)	(1)	(1)	(1)	(1)

(1)	Our ratio of earnings to combined fixed charges and preferred stock dividends for the six months ended June 30, 2016 and each of the fiscal years ended December 31, 2015, December 31, 2014, December 31, 2013, December 31, 2012 and December 31, 2011 were insufficient to cover fixed charges and preferred stock dividend requirements for each period. For the six months ended June 30, 2016, earnings were insufficient to cover fixed charges and preferred stock dividend requirements by $5,052,082. For the years ended December 31, 2015, December 31, 2014, December 31, 2013, December 31, 2012, and December 31, 2011, earnings were insufficient to cover fixed charges and preferred stock dividend requirements by $24,518,340, $10,258,990, $27,713,744, $12,584,354, and $19,450,699, respectively. For each period, there were no preferred stock dividend requirements.

Our ratios of earnings to combined fixed charges and preferred stock dividends are computed by dividing earnings by the sum of fixed charges and preferred dividends. For these purposes, “earnings” consist of net loss plus fixed charges. “Fixed charges” consist of interest expense. Interest income is not included in this computation. “Preferred dividends” consist of the amount of pre-tax earnings required to pay dividends on the 8% convertible preferred stock and Series A 8% convertible preferred stock, which is $0. We paid dividends on the 8% convertible preferred stock and Series A 8% convertible preferred stock in shares of our common stock, other than the first dividend payment due to holders of the Series A 8% convertible preferred stock, which was paid in cash in the aggregate amount of $29,063.

DESCRIPTION OF SECURITIES

The following description is a summary of some of the terms of our securities, our organizational documents and Delaware law. The descriptions in this prospectus supplement and the accompanying prospectus of our securities and our organizational documents do not purport to be complete and are subject to, and qualified in their entirety by reference to, our organizational documents, copies of which have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus form a part. This summary supplements the description of our capital stock in the accompanying prospectus and, to the extent it is inconsistent, replaces the description in the accompanying prospectus.

In this offering, we are offering up to                 shares of Preferred Stock and Warrants to purchase shares of Common Stock.

Common Stock

Under our certificate of incorporation, as amended, we are authorized to issue up to 400,000,000 shares of Common Stock, par value $.001 per share. As of June 30, 2016, 212,829,352 shares of Common Stock were issued and outstanding.

Preferred Stock

Under our certificate of incorporation, as amended, we are authorized to issue up to 25,000,000 shares of preferred stock, par value $.001 per share, from time to time in one or more series, in any manner permitted by law, as determined from time to time by our board of directors, and stated in the resolution or resolutions providing for the issuance of such shares adopted by our board of directors. Without limiting the generality of the foregoing, shares in such series shall have voting powers, full or limited, or no voting powers, and shall have such designations, preferences and relative, participating, optional, or other special rights, and qualifications, limitations, or restrictions thereof, permitted by law, as shall be stated in the resolution or resolutions providing for the issuance of such shares adopted by our board of directors. The number of shares of any such series so set forth in the resolution or resolutions may be increased (but not above the total number of authorized shares of preferred stock) or decreased (but not below the number of shares thereof then outstanding) by further resolution or resolutions adopted by the board of directors. Prior to the consummation of this offering, there were no shares of our preferred stock issued and outstanding.

Series B Convertible Preferred Stock Being Issued in this Offering

The following summary of certain terms and provisions of the Preferred Stock offered in this offering is subject to, and qualified in its entirety by reference to, the terms and provisions set forth in our certificate of designation of preferences, rights and limitations of the Preferred Stock, which will be attached as an exhibit to a Current Report on Form 8-K to be filed with the SEC in connection with the offering (the “certificate of designation”).

Our Preferred Stock is convertible into shares of our Common Stock (subject to the beneficial ownership limitations as provided in the related certificate of designation), at a conversion price equal to $         per share of Common Stock, subject to adjustment as provided in the certificate of designation, at any time at the option of the holder prior to the fifth anniversary of the date of issuance, at which time all shares of outstanding Preferred Stock shall automatically and without any further action by the holder be converted into shares of our Common Stock at the then effective conversion price, provided that the holder will be prohibited from converting Preferred Stock into shares of our Common Stock if, as a result of such conversion, the holder, together with its affiliates, would own more than 4.99% of the total number of shares of our Common Stock then issued and outstanding. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days after such notice to us.

The holders of Preferred Stock will be entitled to receive cumulative dividends at the rate per share of 8% per annum of the stated value per share, until the fifth anniversary of the date of issuance of the Preferred Stock. The dividends become payable, at our option, in either cash, out of any funds legally available for such purpose, or in shares of Common Stock, (i) upon any conversion of the Preferred Stock, (ii) on each such other date as our board of directors may determine, subject to written consent of the holders of Preferred Stock holding a majority of the then issued and outstanding Preferred Stock, (iii) upon our liquidation, dissolution or winding up, and (iv) upon occurrence of a fundamental transaction, including any merger or consolidation, sale of all or substantially all of our assets, exchange or conversion of all of our common stock by tender offer, exchange offer or reclassification; provided, however, that if Preferred Stock is converted into shares of Common Stock at any time prior to the fifth anniversary of the date of issuance of the Preferred Stock, the holder will receive a make-whole payment in an amount equal to all of the dividends that, but for the early conversion, would have otherwise accrued on the applicable shares of Preferred Stock being converted for the period commencing on the conversion date and ending on the fifth anniversary of the date of issuance, less the amount of all prior dividends paid on such converted Preferred Stock before the date of conversion. Make-whole payments are payable at our option in either cash, out of any funds legally available for such purpose, or in shares of Common Stock.

With respect to any dividend payments and make-whole payments paid in shares of Common Stock, the number of shares of Common Stock to be issued to a holder of Preferred Stock will be an amount equal to the quotient of (i) the amount of the dividend payable to such holder divided by (ii) the conversion price then in effect.

The Preferred Stock is subject to full ratchet anti-dilution price protection upon the issuance of equity or equity-linked securities within 60 trading days after the date of issuance of the Preferred Stock at an effective Common Stock purchase price of less than the conversion price then in effect, subject to adjustment as provided in the certificate of designation. In addition, if the conversion price in effect on the 60th trading day following the date of issuance of the Preferred Stock exceeds 85% of the average of the 45 lowest volume weighted average trading prices of the Common Stock during the period commencing on the date of issuance of the Preferred Stock and ending on the 60th trading day following the date of issuance of the Preferred Stock (as adjusted for stock splits, stock dividends, recapitalizations, reorganizations, reclassification, combinations, reverse stock splits or other similar events during such period) (the “Adjusted Conversion Price”), then the conversion price shall be reset to the Adjusted Conversion Price and shall be further subject to adjustment as provided in the certificate of designation. In either case, if a holder of Preferred Stock converts its shares of Preferred Stock prior to any such price reset event, then such holder will receive shares of Common Stock equal to the difference between the conversion price and the Adjusted Conversion Price; provided, however, that only the initial purchaser of Preferred Stock and Warrants in this offering will receive the benefit of such price protection and such issuance of shares of Common Stock upon a price reset event.

In the event of our liquidation, dissolution, or winding up, holders of our Preferred Stock will be entitled to receive the amount of cash, securities or other property to which such holder would be entitled to receive with respect to such shares of Preferred Stock if such shares had been converted to common stock immediately prior to such event (without giving effect for such purposes to the 4.99% or 9.99% beneficial ownership limitation, as applicable) subject to the preferential rights of holders of any class or series of our capital stock specifically ranking by its terms senior to the Preferred Stock as to distributions of assets upon such event, whether voluntarily or involuntarily.

The holders of the Preferred Stock have no voting rights, except as required by law. Any amendment to our certificate of incorporation, bylaws or certificate of designation that adversely affects the powers, preferences and rights of the Preferred Stock requires the approval of the holders of a majority of the shares of Preferred Stock then outstanding.

There is no established public trading market for the Preferred Stock, and we do not expect a market to develop for the Preferred Stock. The Preferred Stock will not be listed on the NYSE MKT or any other exchange or trading market. We do not plan on making an application to list the Preferred Stock on the NYSE MKT, any other national securities exchange or any other nationally recognized trading system. The Common Stock issuable upon conversion of the Preferred Stock is listed on the NYSE MKT under the symbol “PVCT.”

Shares of Preferred Stock will be issued in book-entry form under an addendum to the transfer agent services renewal schedule between Broadridge Corporate Issuer Solutions, Inc., as transfer agent, and us, and shall initially be represented by one or more book-entry certificates deposited with DTC, and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

We have retained Broadridge Corporate Issuer Solutions, Inc., 44 West Lancaster Avenue, Ardmore, PA 19003, as the transfer agent for our Preferred Stock. Broadridge’s telephone number is (610) 649-7300.

Warrants and Options

As of August 22, 2016, we have reserved for issuance 77,874,685 shares of Common Stock for issuance upon the exercise of outstanding warrants to purchase Common Stock (excluding the Warrants issued in this offering) and 6,800,000 shares of Common Stock for issuance upon the exercise of outstanding stock options granted pursuant to our equity incentive plans. The warrants and options have a weighted average exercise price of approximately $1.00 and $0.92 per share, respectively, as of August 22, 2016.

Warrants Being Issued in this Offering

The following is a brief summary of certain terms and conditions of the Warrants and is subject in all respects to the provisions contained in the Warrants being issued in this offering.

Form. The Warrants will be issued under a warrant agency agreement between Broadridge Corporate Issuer Solutions, Inc., as warrant agent, and us. You should review a copy of the form of Warrant, which will be attached as an exhibit to a Current Report on Form 8-K to be filed with the SEC in connection with the offering, for a complete description of the terms and conditions of the Warrants.

Exercisability. The Warrants are exercisable at any time after the date of issuance, and at any time up to the date that is five years from the date of issuance, at which time any unexercised Warrants will expire and cease to be exercisable. The Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and by payment in full in immediately available funds for the number of shares of Common Stock purchased upon such exercise. If a registration statement registering the issuance of the shares of Common Stock underlying the Warrants under the Securities Act of 1933, as amended, or the Securities Act, is not then effective or available, the holder may exercise the Warrant through a cashless exercise, in whole or in part, in which case the holder would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the Warrant. No fractional shares of Common Stock will be issued in connection with the exercise of a Warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Exercise Limitation. A holder will not have the right to exercise any portion of the Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days after such notice to us.

Exercise Price; Anti-Dilution. The initial exercise price per share of Common Stock purchasable upon exercise of the warrants is $         per share of Common Stock. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock. In addition, if the exercise price in effect on the 60th trading day following the date of issuance of the Warrants exceeds 85% of the average of the 45 lowest volume weighted average trading prices of the Common Stock during the period commencing on the date of issuance of the Warrants and ending on the 60th trading day following the date of issuance of the Warrants (as adjusted for stock splits, stock dividends, recapitalizations, reorganizations, reclassification, combinations, reverse stock splits or other similar events during such period) (the “Adjusted Exercise Price”), then (i) the exercise price shall be reset to the Adjusted Exercise Price and shall be further subject to adjustment as provided in the Warrants and (ii) the number of shares of Common Stock issuable upon exercise of the Warrants shall be reset to equal the number of shares of Common Stock issuable upon conversion of Preferred Stock after giving effect to the Adjusted Conversion Price (and without giving effect to any prior conversions) and shall be further subject to adjustment as provided in the Warrants. If a holder of Warrants exercises its Warrants prior to such repricing, then such holder will receive shares of Common Stock equal to the difference between the exercise price and the Adjusted Exercise Price; provided, however, that only the initial purchaser of Preferred Stock and Warrants in this offering will receive the benefit of such price protection and such issuance of shares of Common Stock upon a price reset event.

Transferability; No Market. Subject to applicable laws, the Warrants may be offered for sale, sold, transferred or assigned without our consent. There is currently no trading market for the Warrants and a trading market is not expected to develop. The Warrants will not be listed on the NYSE MKT or any other exchange or trading market. We do not plan on making an application to list the Warrants on the NYSE MKT, any other national securities exchange or any other nationally recognized trading system. The common stock issuable upon exercise of the Warrants is listed on the NYSE MKT under the symbol “PVCT.”

Fundamental Transactions. In the event of a fundamental transaction, as described in the Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the holders of the Warrants will be entitled to receive upon exercise of the Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction.

Rights as a Stockholder. Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holder of a Warrant does not have the rights or privileges of a holder of our Common Stock, including any voting rights, until the holder exercises the Warrant.

This prospectus also relates to the shares of our Common Stock issuable upon exercise, if any, of such Warrants. See “Plan of Distribution” section below for more information.

PLAN OF DISTRIBUTION

Placement Agency Agreement

In connection with this offering, we will enter into a placement agency agreement with Maxim Group LLC, pursuant to which Maxim Group LLC will agree to act as our exclusive placement agent on a best efforts basis in connection with the sale of our securities. The placement agent has no obligation to purchase or sell any securities offered by us under this prospectus supplement for its own account or to arrange the purchase or sale of any specific number or dollar amount of the securities, but the placement agent will agree to act as our agent and to use its reasonable best efforts to arrange for the sale of all of the securities in this offering. The placement agent may retain other brokers or dealers to act as sub-agents on its behalf in connection with this offering and may pay any sub-agent a solicitation fee with respect to any securities placed by it. Affiliates and associated persons of Maxim Group LLC may invest in this offering on the same terms and conditions as the public investors participating in this offering. Maxim Group LLC may engage one or more other brokers or dealers to act as sub-agents on its behalf in connection with this offering.

The placement agency agreement will provide that the obligations of the placement agent are subject to certain conditions precedent, including, among other things, the absence of any material adverse change in our business and the receipt of customary legal opinions, letters and certificates. In addition, we will make certain representations and warranties in the placement agency agreement and we will agree to certain covenants in the placement agency agreement.

Upon closing, we will deliver to each purchaser the number of shares of Preferred Stock and Warrants purchased by such purchaser in electronic format.

Fees and Expenses

We will pay the placement agent a fee equal to 8% of the gross proceeds of the offering. We have also agreed to reimburse the placement agent for its fees and expenses, in an amount not to exceed $100,000.

We estimate that the total fees and expenses payable by us, excluding placement agent fees, will be approximately $220,000. This estimate includes up to $100,000 of out-of-pocket fees and expenses of the placement agent in connection with this offering. Because there is no minimum offering amount required as a condition to closing in this offering, the actual offering amount, placement agent fees and proceeds to us, if any, in this offering may be substantially less than the maximum offering amounts set forth in this prospectus supplement.

Restrictions on Sales of Common Stock

We and our subsidiaries have agreed to certain restrictions, in each case for a period of 90 days from the date of the securities purchase agreement being entered into in connection with this offering, on the ability (i) to issue, to enter into any agreement to issue, or to announce the issuance of any Common Stock or securities convertible into or exercisable for Common Stock or (ii) to enter into certain variable rate transactions, in each case, subject to certain exceptions.

Lock-Up Agreements

Our officers and our directors, aggregating approximately 8.0% of our outstanding shares of Common Stock as of June 30, 2016, have agreed, for a period of 180 days after the date of the placement agency agreement, subject to certain exceptions, without the prior written consent of the placement agent, not to (i) offer, sell, assign, transfer, pledge, contract to sell or otherwise dispose of any shares of our Common Stock or other securities convertible into or exercisable or exchangeable for shares of our Common Stock, (ii) enter into any swap, hedge, or other agreement or arrangement that transfers the economic risk of ownership of such securities, or (iii) engage in any short selling of any such securities. In addition, our officers and our directors have waived, during the same period, any demand registration rights with respect to any such securities.

The placement agent may, in its sole discretion and at any time or from time to time before the termination of the lock-up period, without notice, release all or any portion of the securities subject to the lock-up.

Price Stabilization, Short Positions and Penalty Bids

The placement agent has informed us that it will not engage in over-allotment, stabilizing transactions or syndicate covering transactions in connection with this offering.

Electronic Distribution

This prospectus supplement in electronic format may be made available on websites or through other online services maintained by the placement agent, or by its affiliates. Other than this prospectus supplement in electronic format, the information on the placement agent’s website and any information contained in any other website maintained by the placement agent is not part of this prospectus supplement or the registration statement of which this prospectus supplement forms a part, has not been approved and/or endorsed by us or the placement agent, and should not be relied upon by investors.

Indemnification

We have agreed to indemnify the placement agent against certain liabilities relating to the offering, including liabilities arising under the Securities Act and the Exchange Act, and to contribute to payments that the placement agent may be required to make for these liabilities.

Other

In November 2008, we entered into an agreement with Maxim Group LLC, under which Maxim Group LLC provides valuation, strategic advisory and other similar services to use and receives $7,500 a month. The agreement is a month-to-month arrangement and may be terminated by us at any time upon 30 days’ notice. From time to time in the ordinary course of their respective business, the placement agent and its affiliates have and may in the future engage in commercial banking or investment banking transactions with us and our affiliates. We have no present arrangements with the placement agent for any such transactions.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon by our counsel, Baker, Donelson, Bearman, Caldwell & Berkowitz, PC, Nashville, Tennessee. Maxim Group LLC is being represented in connection with this offering by Lowenstein Sandler LLP, New York, New York.

EXPERTS

The consolidated financial statements as of December 31, 2015 and 2014 and for each of the three years in the period ended December 31, 2015 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2015 incorporated by reference in this prospectus supplement have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm (the report on the effectiveness of internal control over financial reporting expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2015), incorporated by reference herein, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, of which this prospectus supplement forms a part. The rules and regulations of the SEC allow us to omit from this prospectus supplement and the accompanying prospectus certain information included in the registration statement. For further information about us and the securities we are offering under this prospectus supplement, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. With respect to the statements contained in this prospectus supplement and the accompanying prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement.

We file reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information from the Public Reference Room of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus supplement the information contained in other documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this prospectus supplement, to the extent that a statement contained in or omitted from this prospectus supplement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. We incorporate by reference the documents listed below which have been filed by us:

1.	Our Annual Report on Form 10-K for the year ended December 31, 2015.

2.	The information specifically incorporated by reference in our Form 10-K from our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 29, 2016.

3.	Our quarterly reports on Form 10-Q for the quarters ended March 31, 2016 and June 30, 2016.

4.	Our Current Reports on Form 8-K, filed with the SEC on February 12, 2016, February 29, 2016, March 7, 2016, March 16, 2016, March 22, 2016, April 22, 2016, April 29, 2016, June 13, 2016, June 17, 2016, June 28, 2016, July 11, 2016 and July 14, 2016.

5.	The description of our common stock, par value $0.001 per share, contained in our Registration Statement on Form 8-A filed with the Commission on April 30, 2014, including any subsequent amendment or any report filed for the purpose of updating such description.

We are not incorporating, in any case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules.

We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon such person’s written or oral request, a copy of any and all of the information incorporated by reference in this prospectus supplement, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this prospectus supplement incorporates. Requests should be directed to the Corporate Secretary, Provectus Biopharmaceuticals, Inc., 7327 Oak Ridge Highway, Suite A, Knoxville, Tennessee 37931, or call (866) 594-5999. We have authorized no one to provide you with any information that differs from that contained in this prospectus supplement. Accordingly, you should not rely on any information that is not contained in this prospectus supplement. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date of the front cover of this prospectus supplement.

PROSPECTUS

PROVECTUS BIOPHARMACEUTICALS, INC.

$100,000,000

Common Stock

Preferred Stock

Warrants

Units

This prospectus relates to common stock, par value $.001 per share, preferred stock, par value $.001 per share, warrants to purchase shares of common stock or preferred stock, and units comprised of common stock, preferred stock, warrants, or any combination thereof that Provectus Biopharmaceuticals, Inc. may sell separately or together in one or more combinations from time to time in one or more offerings up to a total public offering price of $100,000,000 (or its equivalent in foreign or composite currencies or currency units) on terms to be determined at the time of sale. This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. Each time we offer and sell securities, the specific terms of any securities to be offered and the specific manner in which they may be offered will be described in one or more prospectus supplements. You should read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference or deemed incorporated by reference into this prospectus and any prospectus supplement. This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement.

Our common stock is traded on the NYSE MKT under the symbol “PVCT.” On July 15, 2015, the last reported sale price of our common stock was $0.52 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing on the NYSE MKT or any securities market or other exchange of the securities, if any, covered by the prospectus supplement.

The securities covered by this prospectus may be offered and sold directly to purchasers, to or through underwriters, through dealers or agents, or through a combination of such methods. The prospectus supplement with respect to the securities being offered will set forth the terms of the offering of those securities, including the names of the underwriters, dealers or agents, if any, the purchase price, the net proceeds to us, any underwriting discounts and other items constituting underwriters’ compensation, the initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such securities may be listed. We may also describe the plan of distribution for any particular offering of these securities in any applicable prospectus supplement.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 4 of this prospectus. We may include specific risk factors in an applicable prospectus supplement under the heading “Risk Factors.” You should review that section of the prospectus supplement for a discussion of matters that investors in our securities should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 27, 2015.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission, referred to herein as the SEC, using a “shelf” registration process. Under this shelf registration process, we may offer and sell separately or together in one or more combinations from time to time in one or more offerings, common stock, preferred stock, warrants, or units, collectively referred to herein as the securities, up to a total public offering price of $100,000,000 (or its equivalent in foreign or composite currencies or currency units) on terms to be determined at the time of sale.

Each time we offer securities, we will provide the specific terms of the offering in a supplement to this prospectus. You should read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference or deemed incorporated by reference into this prospectus and any prospectus supplement. This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement. The prospectus supplement also may add, update or change information in this prospectus. If there is any inconsistency between the information in the prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” and “Incorporation of Documents by Reference” located elsewhere in this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information that we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus to “Provectus,” “Provectus Biopharmaceuticals,” “we,” “us,” “our” or similar references mean Provectus Biopharmaceuticals, Inc. and our subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the reports, proxy statements and other information that we file at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549 at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission (the “SEC”) at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our filings are also available free of charge at the SEC’s website at http://www.sec.gov.

This prospectus is part of the Registration Statement that we filed with the SEC under the Securities Act of 1933, as amended, or the Securities Act. This prospectus does not contain all of the information set forth in the Registration Statement. For more information about us and our securities, you should read the Registration Statement and its exhibits and schedules. Copies of the Registration Statement, including its exhibits, may be inspected without charge at the offices of the SEC or obtained at prescribed rates from the Public Reference Room of the SEC at 100 F Street N.E., Washington, D.C. 20549. Copies of the Registration Statement may be obtained without charge at the SEC’s website.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file with the SEC after the date of this prospectus will automatically update and may supersede this information. We are incorporating by reference into this prospectus the documents listed below, which shall not include, in each case, documents, or information deemed to have been furnished and not filed in accordance with SEC rules:

•	our Annual Report on Form 10-K for the year ended December 31, 2014 (including information specifically incorporated by reference into our Form 10-K from our definitive proxy statement for our 2015 annual meeting of stockholders, filed with the SEC on April 30, 2015);

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015;

•	our Current Reports on Form 8-K filed on January 2, 2015, June 19, 2015, June 22, 2015, and June 24, 2015; and

•	the description of our common stock, par value $.001 per share, contained in our Registration Statement on Form 8-A filed with the SEC on April 30, 2014, including any subsequent amendment or any report filed for the purpose of updating such description.

We are also incorporating by reference any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act until this offering is completed, including those made between the date of filing of the initial registration statement and prior to effectiveness of the registration statement, except for information furnished under Item 2.02 or Item 7.01 and certain exhibits furnished pursuant to Item 9.01 of our Current Reports on Form 8-K, which are deemed to be furnished and not filed and therefore not incorporated by reference herein, unless specifically stated otherwise in such filings. Any statement contained in a document incorporated by reference in this prospectus shall be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or in any other subsequently filed document which is incorporated by reference modifies or supersedes such statement.

You can obtain copies of any of the documents incorporated by reference in this prospectus from us or, as described above, through the SEC or the SEC’s website at http://www.sec.gov. Documents incorporated by reference are available from us, without charge, excluding all exhibits unless specifically incorporated by reference in the documents. You may obtain documents incorporated by reference in this prospectus by writing to us at the following address or by calling us at Provectus Biopharmaceuticals, Inc., 7327 Oak Ridge Highway, Suite A, Knoxville, Tennessee 37931, Attention: Chief Financial Officer or (866) 594-5999.

We also maintain a web site at http://www.pvct.com through which you can obtain copies of documents that we have filed with the SEC. The contents of that site are not incorporated by reference into or otherwise a part of this prospectus or any prospectus supplement.

ABOUT PROVECTUS BIOPHARMACEUTICALS

Overview

We are a development-stage biopharmaceutical company that is primarily engaged in developing ethical pharmaceuticals for oncology and dermatology indications. Our goal is to develop alternative treatments that are safer, more effective, less invasive and more economical than conventional therapies. We develop and intend to license or market and sell our two prescription drug candidates, PV-10 and PH-10. We also hold patents and other intellectual property which we believe may be used in over-the-counter products, which we refer to as OTC products, and various other non-core technologies. We have transferred all our intellectual property related to OTC products and non-core technologies to our subsidiaries and have designated such subsidiaries as non-core to our primary business of developing our oncology and dermatology prescription drug candidates.

We focus on developing our prescription drug candidates PV-10 and PH-10. We are developing PV-10 for treatment of several life threatening cancers including metastatic melanoma, liver cancer, and breast cancer. We are developing PH-10 to provide minimally invasive treatment of chronic severe skin afflictions such as psoriasis and atopic dermatitis, a type of eczema. We believe that our prescription drug candidates will be safer and more specific than currently existing products. All of our prescription drug candidates are in either the pre-clinical or clinical trial stage.

The table below sets forth our two drug candidates and our progress in developing those candidates for these indications:

PV-10 Melanoma

•    Protocol for Phase 3 study for treatment of locally advanced cutaneous melanoma submitted to FDA in 2014 for study in 2015

•    Phase 1b/2 combination study of PV-10 + immune checkpoint blockade is being designed 2014 into 2015

•    Type C FDA Meeting December 2013

•    Finalized Phase 2 data October 2012 and September 2013

•    End-of-Phase 2 FDA meeting April 2010, March 2011, and October 2011

•    Phase 2 study completed May 2010

•    Phase 2 treatments completed September 2009

•    Phase 2 recruitment completed May 2009

•    Phase 2 study initiated September 2007

•    Orphan drug status January 2007

PH-10 Psoriasis

•    Full Phase 2c study report submitted to FDA February 2014

•    Toxicity study research and development for advanced studies 2012, 2013 and into 2014

•    Phase 2c randomized study final data collection February 2012

•    Phase 2c randomized study initiated December 2010 and completed August 2011

•    Phase 2 study completed April 2010

•    Phase 2 recruitment completed October 2009

•    Replacement Phase 2 initiated July 2009 due to dose regimen change

•    Phase 2 study initiated November 2007

PH-10 Atopic Dermatitis

•    Toxicity study research and development for advanced studies 2012, 2013, 2014 and into 2015

•    Phase 2 study completed September 2009

•    Phase 2 recruitment completed June 2009

•    Phase 2 study initiated June 2008

PV-10 Breast Cancer

•    Assessing further development in 2013, 2014 and 2015 in conjunction with Moffitt Cancer Center research

•    Phase 1 study completed July 2008

•    Phase 1 initial cohort treatment completed April 2006

•    Phase 1 study initiated October 2005

PV-10 Liver Metastasis

•    Phase 1b/2 study being planned 2014 into 2015

•    Phase 1 protocol expansion September 2012 through 2014 into 2015

•    Orphan drug status April 2011

•    Phase 1 patient accrual and treatment completed January 2011

•    Phase 1 study initiated October 2009

PV-10 Mechanism of Action	• Moffitt Cancer Center initiates Phase 1 feasibility study to detect immune cell infiltration into melanomas treated by PV-10 in January 2013 into 2014 and 2015

PH-10 Mechanism of Action	• Phase 2 study initiated January 2015

In addition to clinical trials, patients enrolled in the expanded access or compassionate use program for PV-10 are also receiving PV-10 treatments for cutaneous and subcutaneous cancer indications.

Corporate Information

On April 23, 2002, Provectus Pharmaceutical, Inc., a Nevada corporation and a merger “blank check” public company, acquired Provectus Pharmaceuticals, Inc., a privately-held Tennessee corporation (“PPI”), by issuing 6,680,000 shares of common stock of Provectus Pharmaceutical to the stockholders of PPI in exchange for all of the issued and outstanding shares of PPI, as a result of which Provectus Pharmaceutical changed its name to Provectus Pharmaceuticals, Inc. and PPI became a wholly-owned subsidiary of us. On December 16, 2013, Provectus Pharmaceuticals, Inc. was reincorporated in Delaware and changed its name to Provectus Biopharmaceuticals, Inc. Our principal executive offices are located at 7327 Oak Ridge Highway, Suite A, Knoxville, TN 37931, and our telephone number is 1-866-597-5999. Our website address is www.pvct.com. The information on, or accessible through, our website is not part of, and is not incorporated into, this prospectus or any prospectus supplement and should not be considered part of this prospectus or any prospectus supplement.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, or any updates in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or any applicable prospectus supplement or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. The risks so described are not the only risks facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition, results of operations or prospects could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains, and any accompanying prospectus supplement will contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Also, documents that we incorporate by reference into this prospectus , including documents that we subsequently file with the SEC, will contain forward-looking statements. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words “may,” “will,” “could,” “should,” “expect,” “anticipate,” “intend,” “estimate,” “believe,” “project,” “plan,” “assume” or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words. All statements contained or incorporated by reference in this prospectus and any prospectus supplement regarding our business strategy, future operations, projected financial position, potential strategic transactions, proposed distribution channels, projected sales growth, proposed new products, estimated future revenues, cash flows and profitability, projected costs, potential sources of additional capital, future prospects, future economic conditions, the future of our industry and results that might be obtained by pursuing management’s current plans and objectives are forward-looking statements.

You should not place undue reliance on our forward-looking statements because the matters they describe are subject to certain risks, uncertainties and assumptions that are difficult to predict. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus, the date of any prospectus supplement, or, in the case of forward-looking statements incorporated by reference, the date of the filing that includes the statement. Over time, our actual results, performance or achievements may differ from those expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in this prospectus and supplements to this prospectus under the caption “Risk Factors,” as well as in our most recent Annual Report on Form 10-K, including under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and in other documents that we may file with the SEC, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus and any prospectus supplement.

USE OF PROCEEDS

Unless otherwise set forth in the applicable prospectus supplement, we intend to use the net proceeds from the securities we offer by this prospectus for general corporate purposes, which may include, among other things:

•	clinical development;

•	additions to working capital and capital expenditures;

•	research and development activities; and

•	the expansion of our business through internal growth or acquisitions.

If required, we will include a more detailed description of the use of proceeds from any specific offering of securities in the prospectus supplement related to that offering.

PLAN OF DISTRIBUTION

The securities covered by this prospectus may be offered and sold directly to purchasers, to or through underwriters, through dealers or agents, or through a combination of such methods. The prospectus supplement with respect to the securities being offered will set forth the terms of the offering of those securities, including the names of the underwriters, dealers or agents, if any, the purchase price, the net proceeds to us, any underwriting discounts and other items constituting underwriters’ compensation, the initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such securities may be listed. We may also describe the plan of distribution for any particular offering of these securities in any applicable prospectus supplement.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

If dealers are used in an offering, we will sell the securities to the dealers as principals. The dealers then may resell the securities to the public at varying prices which they determine at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

The securities may be sold directly by us or through agents we designate from time to time at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. If agents are used in an offering, the names of the agents and the terms of the agency will be specified in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, the agents will act on a best-efforts basis for the period of their appointment.

Dealers and agents named in a prospectus supplement may be deemed to be underwriters (within the meaning of the Securities Act) of the securities described therein. In addition, we may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resales thereof.

Underwriters, dealers and agents may be entitled to indemnification by us against specific civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof, under underwriting or other agreements. The terms of any indemnification provisions will be set forth in a prospectus supplement. Certain underwriters, dealers or agents and their associates may engage in transactions with and perform services for us in the ordinary course of business.

If so indicated in a prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by institutional investors to purchase securities pursuant to contracts providing for payment and delivery on a future date. We may enter into contracts with commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutional investors. The obligations of any institutional investor will be subject to the condition that its purchase of the offered securities will not be illegal at the time of delivery. The underwriters and other agents will not be responsible for the validity or performance of such contracts.

Unless otherwise specified in the applicable prospectus supplement, each series of securities will be a new issue with no established trading market, other than our common stock, which is listed on the NYSE MKT. Any shares of common stock sold hereunder will be listed on the NYSE MKT. We may elect to list any other series of securities on any additional exchange or market, but we are not obligated to do so unless stated otherwise in a prospectus supplement. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

In order to facilitate the offering of any of the securities offered under this prospectus, we may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover overallotments, if any, in connection with the distribution. Any underwriter may engage in overallotment, stabilizing transactions, syndicate short covering transactions and penalty bids in accordance with SEC orders, rules and regulations, including Regulation M, and applicable law. To the extent permitted by applicable law and SEC orders, rules and regulations, an overallotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. To the extent permitted by applicable law and SEC orders, rules and regulations, syndicate short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Any of these activities may stabilize or maintain the market price of these securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time, all as will be described in the applicable prospectus supplement.

Under the securities law of various states, the securities offered under this prospectus may be sold in those states only through registered or licensed brokers or dealers. In addition, in various states the securities offered under this prospectus may not be offered and sold unless such securities have been registered or qualified for sale in the state or an exemption from such registration or qualification is available and is complied with. We are not making an offer of securities in any state that does not permit such an offer.

RATIOS OF EARNINGS TO FIXED CHARGES AND RATIOS OF EARNINGS TO

COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

Our ratio of earnings to combined fixed charges and preferred stock dividends for the three months ended March 31, 2015 and each of the fiscal years ended December 31, 2014, December 31, 2013, December 31, 2012, December 31, 2011 and December 31, 2010 were insufficient to cover fixed charges and preferred stock dividend requirements for each period. For the three months ended March 31, 2015, earnings were insufficient to cover fixed charges and preferred stock dividend requirements by $4,529,107. For the years ended December 31, 2014, December 31, 2013, December 31, 2012, December 31, 2011, and December 31, 2010, earnings were insufficient to cover fixed charges and preferred stock dividend requirements by $10,258,990, $27,713,744, $12,584,354, $19,450,699,and $18,568,102, respectively. For each period, there were no preferred stock dividend requirements.

Our ratios of earnings to combined fixed charges and preferred stock dividends are computed by dividing earnings by the sum of fixed charges and preferred dividends. For these purposes, “earnings” consist of net loss plus fixed charges. “Fixed charges” consist of interest expense. Interest income is not included in this computation. “Preferred dividends” consist of the amount of pre-tax earnings required to pay dividends on the 8% convertible preferred stock and Series A 8% convertible preferred stock, which is $0. We paid dividends on the 8% convertible preferred stock and Series A 8% convertible preferred stock in shares of our common stock, other than the first dividend payment due to holders of the Series A 8% convertible preferred stock, which was paid in cash in the aggregate amount of $29,063.

DESCRIPTION OF CAPITAL STOCK

We may issue shares of our common stock and preferred stock separately in one or more transactions, together with other securities or separately, as described in each applicable prospectus supplement. We may also offer common stock issuable upon the exercise of warrants, individually or in units with common stock and upon the conversion of convertible preferred stock, individually, or in units with common stock. In addition, we may offer preferred stock issuable upon the exercise of warrants, individually or in units with preferred stock.

The following description of our capital, certificate of incorporation, and bylaws are only summaries, and we encourage you to review complete copies of these documents. You can obtain copies of these documents by following the directions outlined in “Where You Can Find More Information” and “Incorporation of Documents by Reference” elsewhere in this prospectus.

Common Stock

Governing Law and Organizational Documents. The rights and related matters of Provectus Biopharmaceuticals, Inc. are governed by the laws of the State of Delaware and our certificate of incorporation and bylaws. Our certificate of incorporation may not be amended without the affirmative vote of at least a majority of the outstanding shares of capital stock entitled to vote thereon. Our bylaws may be amended by either our board of directors or by a vote of our stockholders holding at least 66-2/3% of the voting power of the then-outstanding shares of the capital stock entitled to vote generally in the election of directors, voting together as a single class.

Under our certificate of incorporation, as amended, we are authorized to issue up to 300,000,000 shares of common stock, par value $.001 per share. As of June 30, 2015, 204,558,259 shares of common stock were issued and outstanding.

Dividends, Voting Rights, and Liquidation. Except as required by Delaware law or by our certificate of incorporation, holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Subject to preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefor. The holders of shares of common stock do not have cumulative voting rights for the election of directors and, accordingly, the holders of more than 50% of the shares of common stock are able to elect all directors. Our certificate of incorporation does not grant preemptive rights to holders of common stock. The common stock may not be redeemed except upon our consent and the consent of the stockholders redeeming such common stock, and the common stock is not subject to liability for further calls or to assessments by us.

In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities. Holders of common stock have no right to convert their common stock into any other securities. A significant portion of our common stock is held in either nominee name or street-name brokerage accounts, and all outstanding shares of common stock are fully paid and non-assessable. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of any preferred stock which our board of directors may designate and that we may issue in one or more offerings in the future. This summary does not purport to be complete and is qualified in its entirety by reference to our certificate of incorporation and to Delaware law.

Removal of Directors by Stockholders. Delaware law provides that members of a board of directors may be removed, with or without cause, by a majority of the outstanding shares entitled to vote on the election of the directors.

Stockholder Nomination of Directors. Our bylaws provide that a stockholder must notify us in writing of any stockholder nomination of a director at least 90, but not more than 120, days prior to the date of the proxy statement delivered to stockholders in connection with the previous year’s annual meeting. In the event that the date of the annual meeting is more than 30 days before or more than 30 days after the anniversary date of the previous year’s annual meeting, notice by the stockholder must be received by us not earlier than the close of business on the 90th day prior to the date of such meeting and not later than the close of business on the later of the 60th day prior to such meeting or the 10th day following the date on which public announcement of the date of the meeting is first made.

Delaware Business Combination Statute. Section 203 of the Delaware General Corporation Law (“DGCL”) is applicable to us. Section 203 of the DGCL restricts some types of transactions and business combinations between a corporation and a 15% stockholder. A 15% stockholder is generally considered by Section 203 to be a person owning 15% or more of the corporation’s outstanding voting stock. Section 203 refers to a 15% stockholder as an “interested stockholder.” Section 203 restricts these transactions for a period of three years from the date the stockholder acquired 15% or more of our outstanding voting stock. With some exceptions, unless the transaction is approved by our board of directors and the holders of at least two-thirds of our outstanding voting stock, Section 203 prohibits significant business transactions such as:

•	a merger with, disposition of significant assets to, or receipt of disproportionate financial benefits by, the 15% stockholder, or

•	any other transaction that would increase the 15% stockholder’s proportionate ownership of any class or series of our capital stock.

The shares held by the 15% stockholder are not counted as outstanding when calculating the two-thirds of our outstanding voting stock needed for approval.

The prohibition against these transactions does not apply if:

•	prior to the time that any stockholder became a 15% stockholder, our board of directors approved either the business combination or the transaction in which such stockholder acquired 15% or more of our outstanding voting stock, or

•	the 15% stockholder owns at least 85% of our outstanding voting stock as a result of the transaction in which such stockholder acquired 15% or more of our outstanding voting stock. Shares held by persons who are both directors and officers or by some types of employee stock plans are not counted as outstanding when making this calculation.

Warrants and Options

As of June 30, 2015, we have reserved for issuance 79,680,528 shares of common stock for issuance upon the exercise of outstanding warrants to purchase common stock and 9,545,214 shares of common stock for issuance upon the exercise of stock options granted pursuant to our equity incentive plans. The warrants and options have a weighted average exercise price of approximately $1.12 and $0.97 per share, respectively, as of June 30, 2015.

Transfer Agent and Registrar

We have retained Broadridge Corporate Issuer Solutions, Inc., 44 West Lancaster Avenue, Ardmore, PA 19003, as the transfer agent for our common stock. Broadridge’s telephone number is (610) 649-7300.

Quotation

Our common stock is traded on the NYSE MKT under the symbol “PVCT.”

Preferred Stock

Under our certificate of incorporation, we are authorized to issue up to 25,000,000 shares of preferred stock, par value $.001 per share, from time to time in one or more series, in any manner permitted by law, as determined from time to time by our board of directors, and stated in the resolution or resolutions providing for the issuance of such shares adopted by our board of directors. Without limiting the generality of the foregoing, shares in such series shall have voting powers, full or limited, or no voting powers, and shall have such designations, preferences and relative, participating, optional, or other special rights, and qualifications, limitations, or restrictions thereof, permitted by law, as shall be stated in the resolution or resolutions providing for the issuance of such shares adopted by our board of directors. The number of shares of any such series so set forth in the resolution or resolutions may be increased (but not above the total number of authorized shares of preferred stock) or decreased (but not below the number of shares thereof then outstanding) by further resolution or resolutions adopted by the board of directors. There are currently no shares of our preferred stock issued and outstanding.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase shares of common stock and warrants to purchase shares of preferred stock. Warrants may be issued in one or more series, independently or together with common stock, preferred stock or units, and the warrants may be attached to or separate from such securities. We may issue warrants directly or under a warrant agreement to be entered into between us and a warrant agent. We will name any warrant agent in the applicable prospectus supplement. Any warrant agent will act solely as our agent in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the applicable warrant agreements and the applicable prospectus supplement for the warrants. We urge you to read the applicable prospectus supplements related to the warrants that we sell under this prospectus, as well as the complete warrant agreements that contain the terms of the warrants.

The applicable prospectus supplement and the applicable warrant agreement will describe, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or composite currencies or currency units in which the offering price, if any, and the exercise price are payable;

•	the terms of the common stock or preferred stock purchasable upon exercise of the warrants;

•	the exercise price for shares of our common stock or preferred stock, as applicable, and the number of shares of common stock or preferred stock, as applicable, to be received upon exercise of the warrants;

•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if the warrants may not be continuously exercised throughout that period, the specific date or dates on which the warrants may be exercised;

•	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	if applicable, the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	if applicable, the date from and after which the warrants and the common stock or preferred stock, as applicable, will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF UNITS

We may issue units comprised of common stock, preferred stock, warrants, or any combination thereof. Units may be issued in one or more series, independently or together with common stock, preferred stock or warrants, and the units may be attached to or separate from such securities. We may issue units directly or under a unit agreement to be entered into between us and a unit agent. We will name any unit agent in the applicable prospectus supplement. Any unit agent will act solely as our agent in connection with the units of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of units. Below is a description of certain general terms and provisions of the units that we may offer. Particular terms of the units will be described in the applicable unit agreements and the applicable prospectus supplement for the units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date. We may issue units in such amounts and in such numerous distinct series as we determine.

We will incorporate by reference into the registration statement of which this prospectus is a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. The following summaries of material provisions of the units and the unit agreements are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units.

The provisions described in this section, as well as those described under “Description of Capital Stock” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock or warrant included in each unit, respectively. We will describe in the applicable prospectus supplement the terms of the series of units, including the following:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described in this section; and

•	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, legal matters related to the securities offered under this prospectus and any offerings made pursuant to this prospectus will be passed upon by Baker, Donelson, Bearman, Caldwell & Berkowitz PC. If legal matters in connection with any offerings made pursuant to this prospectus are passed upon by counsel other than Baker, Donelson, Bearman, Caldwell & Berkowitz PC, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The consolidated financial statements as of December 31, 2014 and 2013 and for each of the three years in the period ended December 31, 2014, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2014 incorporated by reference in this prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

PROVECTUS BIOPHARMACEUTICALS, INC.

$

Series B Convertible Preferred Stock

Common Stock Underlying the Series B Convertible Preferred Stock

Warrants to Purchase Shares of Common Stock

Shares of Common Stock Underlying the Warrants

PROSPECTUS SUPPLEMENT

Placement Agent

Maxim Group LLC

                         , 2016